                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates evidencing Shares of common stock, par value $.01 per share, together with associated rights to purchase shares of preferred stock, par value $.01 per share, designated as "Junior Participating Preferred Stock" (the "Shares") are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                   ChaseMellon Shareholders Services, L.L.C.

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           By Mail:                     By Overnight Courier:                    By Hand:
     Post Office Box 3305        85 Challenger Road-Mail Drop Reorg     120 Broadway - 13(th) Floor
  South Hackensack, NJ 07606          Ridgefield Park, NJ 07660             New York, NY 10271
  Attn: Reorganization Dept.       Attention: Reorganization Dept.    Attention: Reorganization Dept.

                           By Facsimile Transmission:
                                  201-329-8936

                              Confirmation of Fax:
                                  201-296-4860

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear on the applicable space provided in the signature box in the Letter of Transmittal.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to Talmed Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of MedPartners, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 20, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of Talbert Medical Management Holdings Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

                             (PLEASE TYPE OR PRINT)

Signature(s)
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Name(s) of Record Holders
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Address(es)
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Area Code and Telephone No.(s)
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Number of Shares Certificate No.(s) (If Available)
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Check one box if Shares will be tendered by book-entry transfer

          [ ] The Depository Trust Company     [ ] Philadelphia Depository Trust
Company

Account Number
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Dated_____________, 1997

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the book entry facility identified above (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

                             (PLEASE TYPE OR PRINT)

Name of Firm
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Authorized Signature
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Title
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Address
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Area Code and Telephone No.
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Dated_________, 1997

       NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE.
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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